UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) March 30, 2006
Delphi Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5725 Delphi Drive, Troy, MI	48098

(Address of Principal Executive Offices)	(Zip Code)
(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
On March 30, 2006, the United States (“U.S.”) Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) entered an order pursuant to section 1102(a)(2) of the U.S. Bankruptcy Code directing the U.S. Trustee to appoint an equity committee (the “Equity Committee”) to represent holders of Delphi Corporation (“Delphi”) common stock in Delphi’s chapter 11 cases (the “Order”).
Under the Order, without prior leave of the Bankruptcy Court, the Equity Committee, once appointed, shall not retain, and may not file applications seeking the retention of, any professionals, including, investment bankers, accountants, or actuaries, other than a law firm to represent the Equity Committee. The Equity Committee needs to be informed of, and will relay to Delphi and its affiliated debtors (the “Debtors”) and other parties in interest, the Equity Committee’s views with respect to, among other things, issues involving labor, pension, other post-employment benefits, and General Motors Corporation (“GM”), and to be informed in respect of agreements that the Debtors may reach with their unions or GM. The Order provides that the Equity Committee should not inject itself into negotiations between or among the Debtors, the unions, and GM.
The Order also provided that the Bankruptcy Court will entertain motions to disband the Equity Committee if the Debtors appear to be hopelessly insolvent or if the subsequent conduct of the Equity Committee supports the conclusion that the Equity Committee has become dysfunctional, has directly or indirectly influenced the trading value of Delphi’s securities for a tactical purpose or not for the benefit of all holders of Delphi’s common stock, or has sought to gain undue leverage for itself.
The foregoing description of the Order does not purport to be complete and is qualified in its entirety by reference to the Order, a copy of which is attached hereto as Exhibit 99 (a).
The U.S. Trustee is in the process of soliciting equity holders for membership on the Equity Committee. Equity holders who are interested in applying to serve on the Equity Committee must complete and return to the U.S. Trustee an acceptance form by no later than 12:00 noon Eastern Daylight Time on April 24, 2006. Correspondence relating to this process, including the acceptance form, is available on www.delphidocket.com.
As stated in its October 8, 2005 press release announcing the filing of its chapter 11 cases, Delphi considers the value of the common stock to be highly speculative and cautions equity holders that the stock may ultimately be determined to have no value. In addition, Delphi has previously reported in filings with the U.S. Securities and Exchange Commission, the Bankruptcy Court and the Office of the U.S. Trustee that it is highly unlikely that common equity holders will received any value in the chapter 11 cases due to claims against the parent holding company relating to legacy liabilities and burdensome restrictions under current U.S. labor agreements as well as the realignment of Delphi’s global product portfolio and manufacturing footprint that must be achieved to preserve Delphi’s core businesses. Accordingly, Delphi urges that appropriate caution be exercised with respect to existing and future investments in Delphi’s common stock or other equity interests or any claims relating to pre-petition liabilities.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
Exhibits. The following exhibit is being filed as part of this report.

Exhibit
Number	Description

99 (a)	Order entered by the United States Bankruptcy Court for the Southern District of New York on March 30, 2006
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION (Registrant)
Date: April 5, 2006
By: /s/ JOHN D. SHEEHAN
(John D. Sheehan,
Vice President and Chief Restructuring Officer, Chief Accounting Officer and Controller)

EXHIBIT INDEX

Exhibit
Number	Description

99 (a)	Order entered by the United States Bankruptcy Court for the Southern District of New York on March 30, 2006